Exhibit 10.43

Amendment to License, Development and Commercialization Agreement

This Amendment to License, Development and Commercialization Agreement (this “Amendment”) is entered into as of the  29 day of December, 2014 (the “Amendment Date”) by and between Echo Therapeutics, Inc., having offices at 8 Penn Center, 1628 JFK Boulevard, Suite 300, Philadelphia, PA 19103 USA (“Echo”), and Medical Technologies Innovation Asia, Ltd., having registered offices at RM8, 17/F, Block B, Vigor Industrial Building, 14-20, Cheung Tat Road, Tsing Yi, Hong Kong (“MTIA”).

WHEREAS, Echo and MTIA entered into that certain License, Development and Commercialization Agreement dated December 9, 2013 (the “License, Development and Commercialization Agreement”); and

WHEREAS, Echo and MTIA desire to amend the terms and conditions of the License, Development and Commercialization Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth in this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound hereby, hereby agree as follows.

1.	Definitions

1.1
General.  Except as set forth in this Amendment, terms used in this Amendment with initial capital letters shall have their respective meanings set forth in the License, Development and Commercialization Agreement.

1.2	Affiliate. The following sentence shall be added to the end of Section 1.1.2 of the License, Development and Commercialization Agreement.

For the avoidance of doubt, each Party acknowledges and agrees that Beijing Yi Tang Bio Science & Technology Ltd. shall be deemed an Affiliate of MTIA.

1.3
Distribution Rights.  The phrase “in all cases” in the first sentence of Section 8.6.1 shall be deleted and replaced by “solely with respect to such grant of Distribution rights to Third Parties.”  Each reference to “Affiliate” or “Affiliates” in clauses (ii) and (iv) of the first sentence of Section 8.6.1 shall be deleted.

1.4	Assignment, Sublicensing and Subcontracting. Section 13.1 of the License, Development and Commercialization Agreement shall be deleted in its entirety and replaced by the following:

13.1           Assignment, Sublicensing and Subcontracting.

13.1.1           Assignment.  No Party has the right to assign its rights or obligations under this Agreement without the prior written consent of the other Party; provided however, that (i) Echo may assign this Agreement and all of its rights and obligations hereunder, without such consent, to an entity that acquires all or majority of the shares or assets of Echo (or the business or assets to which this Agreement pertains) whether by merger, consolidation, reorganization, acquisition, sale, license or otherwise, and (ii) each Party may assign this Agreement and all of its rights and obligations hereunder, without such consent, to an Affiliate if such Party remains liable and responsible for the performance and observance of all of the Affiliate’s duties and obligations hereunder. This Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of the Parties. Any assignment not in accordance with this Section 13.1 shall be void.

13.1.2           Sublicensing and Subcontracting. Notwithstanding anything herein that may be to the contrary, MTIA may, without Echo’s consent: (i) sublicense any of the licenses and rights granted to MTIA under this Agreement (including, without limitation, the licenses granted under Section 8.5 and the grant of Distribution rights) to any of its Affiliates, and (ii) subcontract any of its obligations under this Agreement to any of its Affiliates.

2.	Governing Law

This Amendment shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without reference to the conflicts of law principles thereof, and the Parties hereby submit to the exclusive jurisdiction of the New York courts, both State and Federal.

3.	Counterparts

This Amendment may be executed simultaneously in two or more counterparts, any one of which need not contain the signature of more than one Party, but all such counterparts taken together shall constitute one and the same instrument, and may be executed and delivered through the use of facsimiles or email of pdf copies of the executed Amendment.

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(Signature page follows)

IN WITNESS WHEREOF, the Parties, intending to be legally bound hereby, have caused their duly authorized representatives to execute this Amendment as of the Amendment Date.

ECHO THERAPEUTICS, INC.

By:                      /s/ Scott Hollander

Name:                Scott Hollander

Title:                  President and CEO

ECHO THERAPEUTICS, INC.

By:

Name:

Title:

MEDICAL TECHNOLOGIES INNOVATION ASIA, LTD.

By:                      /s/ Bai Ge

Name:                Bai Ge

Title:                  Managing Director